Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-132844, 333-132845, 333-162262, 333-206214, 333-230858, and 333-266198) on Form S-8 and (No. 333-187047) on Form S-3 of our reports dated February 13, 2025, with respect to the consolidated financial statements of Fidelity National Information Services, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Jacksonville, Florida
February 13, 2025